UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 15, 2010

Commission File Number: 0-053150

NACEL ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Wyoming	20-4315791
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9375 E. Shea Blvd., Suite 100 Scottsdale, Arizona	85260
(Address of principal executive offices)	(Zip Code)

(602) 235-0355
(Registrant telephone including area code)

Check the appropriate item below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events.

(a)           Snowflake Project Not Shortlisted.

In its Form 8-K filed on June 30, 2010, NACEL Energy Corporation (“NACEL Energy” or the “Company”) disclosed that it had submitted to the Arizona Public Service Co. (APS), a comprehensive bid, with assistance of a tier-one wind turbine manufacturer, for the supply of 15 MW of renewable energy, from its Snowflake wind project located in Navajo County, Arizona. The bid was submitted in connection with APS’ formal solicitation of Request for Proposals (RFP) which sought renewable energy for projects with capacity up to 15 MW with a commercial operation date by December 31, 2012 (for solar and wind projects).

On September 15, 2010, the Company received written notification from APS that the Company’s Snowflake Project was not shortlisted among the projects which would be considered in APS’s detailed evaluation process of wind projects which might thereafter result in selection for final negotiation and possible contract execution and regulatory approval.

With the Snowflake project not being included in APS’s 2010 evaluation process, the Company must re-evaluate the timetable for the development and completion process for the Snowflake project. In this regard, it is anticipated that APS will, during the Spring of 2011, solicit an additional request for proposal for energy generated from small renewable projects for which the Snowflake project would qualify. In such event, the Company would consider submitting another comprehensive bid assuming it receives assistance of a tier-one wind turbine manufacturer partner in connection with any potential bid submission to APS. In the meantime, the Company will focus on efforts for the development and completion of milestones relating to its other wind energy projects in Texas.

(b)           Letter of Intent.

NACEL Energy entered into a Letter of Intent with Hurricane Screens & Security, Inc. (“Hurricane”), a closely held corporation located in West Palm Beach, Florida, to acquire 48% of its outstanding common stock. The Letter of Intent is non-binding except for provisions pertaining to confidentiality, exclusivity, no finder’s fees and party expenses. It is contemplated that the letter of intent will be replaced with a definitive and binding Stock Purchase Agreement which will contain due diligence requirements and satisfaction of certain conditions prior to a planned and targeted closing date of September 30, 2010.

At such time as a definitive and binding Stock Purchase Agreement is executed by the parties, NACEL Energy will thereafter provide further information pertaining to this potential purchase transaction and the various terms and provisions as agreed to by the parties. However, until the definitive and binding Stock Purchase Agreement is entered into by the parties and all conditions are satisfied prior to closing, there is no assurance that NACEL Energy will consummate the subject transaction and acquire any shares of Hurricane’ common stock.

A copy of the press release pertaining to each of the foregoing matters is attached hereto as an exhibit.

Item 9.01 – Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NACEL ENERGY CORPORATION

Date: September 17, 2010	By:	/s/ Mark Schaftlein
Mark Schaftlein, Chief Executive Officer